SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

  |_|  Preliminary Proxy Statement        |_|  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
  |X|  Definitive Proxy Statement

  |_|  Definitive Additional Materials

  |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Bancorp Connecticut, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  |X|  No fee required.

  |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies: N/A.

       (2) Aggregate number of securities to which transaction applies: N/A.

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

       (4) Proposed maximum aggregate value of transaction: N/A.

       (5) Total fee paid: N/A.

   |_|  Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset is provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid: N/A.

       (2) Form, Schedule or Registration Statement No.: N/A.

       (3) Filing Party: N/A.

       (4) Date Filed: N/A.

HART1-629448-6


                     [Bancorp Connecticut, Inc. Letterhead]


Dear Shareholder:

      You are cordially invited to attend the 1997 Annual Meeting of the Shareholders of Bancorp Connecticut, Inc. (the "Company") to be held on Wednesday, May 14, 1997. Matters scheduled for consideration at the Meeting are the election of directors, the approval of the Company's 1997 Stock Option Plan, and the ratification of the appointment of the Company's independent accountants for 1997.

      Please give the enclosed Proxy Statement your prompt and careful attention. A copy of the Company's 1996 Annual Report to Shareholders also is enclosed. If you need an additional copy of the Company's Annual Report, please call Lesley A. DeAngelo at 860-620-6579.

      It is important that your shares be represented at the Meeting. To ensure that your shares will be represented, please sign and promptly return the enclosed proxy in the envelope provided, regardless of whether you plan to attend the Meeting. If you attend the Meeting, you may vote in person even if you previously have mailed in your proxy.

                                    Sincerely,



                                    /s/ Robert D. Morton
                                    ROBERT D. MORTON
                                    President

                            BANCORP CONNECTICUT, INC.
                                 121 MAIN STREET
                         SOUTHINGTON, CONNECTICUT 06489

                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF
                            BANCORP CONNECTICUT, INC.
                             TO BE HELD MAY 14, 1997

                TO THE SHAREHOLDERS OF BANCORP CONNECTICUT, INC.:

      Notice is hereby given that the 1997 Annual Meeting of the Shareholders (the "Meeting") of Bancorp Connecticut, Inc. (the "Company") will be held at 2:00 p.m. on Wednesday, May 14, 1997, at The Elks Club of Southington, 114 Main Street, Southington, Connecticut, for the following purposes:

            (1) To elect four directors to serve until the 2000 annual meeting of shareholders and until their successors are elected and have qualified;

            (2)   To approve the Company's 1997 Stock Option Plan;

            (3) To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997; and

            (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Only shareholders of record of outstanding shares of Common Stock of the Company at the close of business on March 19, 1997, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

      A list of the Company's shareholders will be open to the examination of any shareholder, for any purpose germane to the Meeting, during ordinary business hours, for at least 10 days prior to the Meeting, at the offices of the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Anthony Priore, Jr.
                                    Anthony Priore, Jr.
                                    Secretary

Southington, Connecticut
April 9, 1997

     YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                            BANCORP CONNECTICUT, INC.

                                 121 MAIN STREET
                         SOUTHINGTON, CONNECTICUT 06489
                                 (860) 628-0351

                         ------------------------------

                                 PROXY STATEMENT
                               FOR ANNUAL MEETING
                             TO BE HELD MAY 14, 1997
                       -----------------------------------

                                  INTRODUCTION

      This Proxy Statement is furnished to shareholders of Bancorp Connecticut, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 14, 1997, at 2:00 p.m., local time, at The Elks Club of Southington, 114 Main Street, Southington, Connecticut 06489 and any adjournment or postponement thereof (the "Meeting"). The Company is the holding company for Southington Savings Bank, a Connecticut-chartered capital stock savings bank (the "Bank").

      At the Meeting, shareholders will be asked to consider and vote upon three proposals: (1) the election of four directors to serve as directors of the Company until the 2000 annual meeting of shareholders ("Proposal Number One");
(2) the approval of the Company's 1997 Stock Option Plan ("Proposal Number Two"); and (3) the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending December 31, 1997 ("Proposal Number Three").

      This Proxy Statement is dated April 9, 1997, and is first being mailed to shareholders along with the related form of proxy on or about April 9, 1997.

      If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or voting authority is to be withheld on a listed proposal, such proxy will be voted FOR each nominee listed in Proposal Number One, FOR Proposal Number Two, and FOR Proposal Number Three, and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

      Voting by those present during the Meeting will be by ballot. Votes will be counted by tellers of the election. These tellers will canvas the shareholders present at the Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the applicable proposal. Abstentions and broker nonvotes will therefore have the same effect as a negative vote. Broker nonvotes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote such shares.

REVOCABILITY OF PROXY

      Any shareholder of the Company who has given a proxy may revoke such proxy at any time before it is voted by either (i) filing a written revocation or a duly executed proxy bearing a later date with Anthony Priore, Jr., Secretary of the Company, at Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489, or (ii) attending the Meeting and voting in person before the proxy is voted. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy.

RECORD DATE, OUTSTANDING SECURITIES AND VOTES REQUIRED

      The Board has fixed the close of business on March 19, 1997 as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock, par value $1.00 per share ("Common Stock") who are entitled to notice of and to vote at the Meeting. As of the Record Date, 2,557,865 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote, and a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. No other class of securities of the Company is outstanding or entitled to vote at the Meeting.

      The election of each nominee listed in Proposal Number One as a director of the Company requires the affirmative vote of a plurality of the shares of Common Stock which are present or represented at the Meeting. The approval of Proposal Number Two and Proposal Number Three each requires the affirmative vote of a majority of the shares of Common Stock which are present or represented at the Meeting.

      The Company expects that the officers and directors of the Company will vote the shares of Common Stock held by them (representing approximately 7.56% of the shares of Common Stock issued and outstanding) in favor of each nominee listed in Proposal Number One, and in favor of Proposal Number Two and Proposal Number Three.

PRINCIPAL SHAREHOLDERS

      As of the Record Date, there were no persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company who own or may be deemed to own beneficially more than five percent of the outstanding Common Stock.


                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation (the "Certificate") provides for a Board of Directors of not less than seven and not more than fifteen members, as fixed from time to time by the Board pursuant to the Company's Bylaws. The Certificate also provides that the Board is divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year at the annual meeting. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

      The Board presently consists of the twelve persons indicated below as either nominees for director or continuing directors. Four individuals are to be elected to serve for a term of three years and until the election and qualification of their successors. Unless a shareholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock will vote FOR the election of Andrew J. Meade, Frank R.

Miller, Robert D. Morton, and Dennis J. Stanek as directors to serve until the Company's 2000 annual meeting and until their successors are elected and have qualified. The Board has no reason to believe that any of the nominees will decline or be unable to serve as a director of the Company. However, if any such nominee shall be unavailable for any reason, then proxies will be voted for the election of such person or persons as may be recommended by the Board.

      The following tables set forth, as of February 28, 1997, certain information about each nominee director, each director continuing in office and each executive officer of the Company and the Bank who is not a director. Unless otherwise stated, all nominees, directors continuing in office, and executive officers have held the positions described for the past five years. The Company's executive officers serve at the pleasure of the Board. Each nominee and continuing director also serves as a director of the Bank.


Nominees             Age                Director Since      Term Expiring*

Andrew J. Meade      58                 1994                2000

Frank R. Miller      58                 1994                2000

Robert D. Morton     56                 1994                2000

Dennis J. Stanek     54                 1994                2000


Continuing Directors Age                Director Since      Term Expiring

Norbert           H. 60                 1995                1998
Beauchemin

Walter J. Hushak     73                 1994                1998

Frederick E. Kuhr    59                 1994                1998

Joseph J. LaPorte    63                 1994                1998

Michael J. Karabin   50                 1994                1999

David P. Kelley      55                 1994                1999

Ralph G. Mann        67                 1994                1999

Anthony S. Pizzitola 66                 1994                1999

*  Assumes election at the Meeting.

      NORBERT H. BEAUCHEMIN, CPA, is Vice President of the accounting firm of Dudzik & Beauchemin, P.C., CPAs, with offices in Southington and West Hartford, Connecticut.

      WALTER J. HUSHAK has served as Chairman of the Board of Directors of the Bank (the "Bank Board") since May, 1994 and prior to that as Vice Chairman of the Bank Board since 1982. He is Senior Vice President of Janazzo Services, Inc., which is located in Southington, Connecticut.

      MICHAEL J. KARABIN is President of Acme-Monaco Spring Corporation, a manufacturer of springs, stampings, wire forms, orthodontic hardware and medical assemblies located in New Britain, Connecticut.

      DAVID P. KELLEY is a partner in the law firm of Kelley, Crispino & Kania, Southington, Connecticut. He has been the Southington Town Attorney since November, 1993. He is also Counsel to the Bank.

      FREDERICK E. KUHR is President and controlling shareholder of Evergreen Nursery, Inc., Southington, Connecticut.

      JOSEPH J. LAPORTE retired in 1996 as a Manufacturers Representative of the BCS Company, a distributor of industrial metal finishing chemicals and equipment, located in Thompson, Connecticut. Since December, 1992, he has been President of JNF Associates Inc., developers of real estate.

      RALPH G. MANN retired as President and Chief Executive Officer of the Bank on December 31, 1991. He was associated with the Bank as an officer or employee for 37 years, including 10 years as Chief Executive Officer.

      ANDREW J. MEADE has served as Vice Chairman of the Bank Board since May, 1994. He is President of International Security Products, Inc. (doing business as Lori Lock), a manufacturer of security products located in Southington, Connecticut. He also is President of Delta Controls, a subsidiary of International Security Products. Mr. Meade also has been the Chairman of the Southington Town Council since 1993.

      FRANK R. MILLER, CPA, is the Managing Partner of the accounting firm of Miller, Moriarty and Company, L.L.C., located in New Britain, Connecticut.

      ROBERT D. MORTON has been the President of the Company since its formation on March 31, 1994. Mr. Morton was elected President and Chief Executive Officer of the Bank on January 1, 1992.

      ANTHONY S. PIZZITOLA retired as President and Treasurer of Pizzitola Electric Co., Inc., an electrical contractor located in Southington, Connecticut, in October, 1994.

      DENNIS J. STANEK is Senior Vice President-Investments of Tucker Anthony Incorporated, an investment banking firm. Mr. Stanek is based in such firm's Hartford, Connecticut office.

COMPANY AND BANK EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Mr. Anthony Priore, Jr. is the Company's only executive officer other than Mr. Morton. The other persons listed below are executive officers of the Bank.


Name                       Age         Position

Anthony Priore, Jr.        44          Secretary   and  Treasurer  of  the
                                       Company;   Senior  Vice  President,
                                       Treasurer   and   Chief   Financial
                                       Officer of the Bank

Barry J. Abramowitz        37          Chief  Information  Officer  of the
                                       Bank

William DellaVecchia       53          Senior Vice  President - Commercial
                                       Banking of the Bank

Charles J. DeSimone, Jr.   53          Chief Credit Officer of the Bank

Richard A. Fracasso        54          Senior  Vice  President  - Consumer
                                       Banking of the Bank

Robert P. Vocelli          52          Financial  Services  Manager of the
                                       Bank

      ANTHONY PRIORE, JR. has been the Treasurer and Secretary of the Company since its formation on March 31, 1994. Mr. Priore has served as Senior Vice President, Treasurer and Chief Financial Officer of the Bank since 1992.

      BARRY J. ABRAMOWITZ has been Chief Information Officer of the Bank since September, 1996. Prior to joining the Bank, he served from 1995 to 1996 as Senior Manager for Arthur Andersen, LLP and from 1990 to 1995 as Senior Vice President of Corporate Systems and Operations for Northeast Savings, FA.

      WILLIAM DELLAVECCHIA has served as Senior Vice President-Commercial Banking of the Bank since December, 1990.

      CHARLES J. DESIMONE, JR. has been the Chief Credit Officer of the Bank since June, 1993. Prior to joining the Bank, he served as Founder and President of William Charles Investment Management, Inc., a Hartford, Connecticut-based investment banking company from 1984 to 1993.

      RICHARD A. FRACASSO has served as Senior Vice President-Consumer Banking of the Bank since July, 1992. Prior to joining the Bank, he served from 1990 to 1992 as Senior Vice President of Administrative Services for Fleet Bank, N.A.

      ROBERT P. VOCELLI has been the Financial Services Manager of the Bank since January, 1995. Prior to joining the Bank he served as Senior Vice President of "The Private Bank" of the Bank of Boston Connecticut from 1990 to 1994.

THE BOARD OF DIRECTORS AND CERTAIN OF ITS COMMITTEES

      The Board has a standing Audit and Compliance Committee whose members are appointed annually. The Audit and Compliance Committee currently consists of Messrs. Beauchemin, Hushak, Karabin, Kelley, Meade and Miller. The Audit and Compliance Committee reviews the report of the Company's internal auditor and compliance officer, recommends annually to the Board the appointment of the independent certified public accountants for the Company, reviews the scope and the cost of the prospective annual audit and reviews the results thereof with the Company's independent certified public accountants, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls, and reviews compliance with federal and state laws relating to accounting practices. The members of the Audit and Compliance Committee are also members of the Bank's Audit and Compliance Committee.

      The Board has a Compensation Committee that meets jointly with the Compensation Committee of the Bank Board because the Company has no paid employees. The Compensation Committee is responsible for developing the Company's overall compensation philosophy and recommending the compensation of the Bank's executive officers to the Bank Board and the Company Board. Mr. Morton does not participate in any Board or Bank Board discussions concerning his compensation. The Compensation Committee currently consists of Messrs. Hushak, Karabin, Kelley, LaPorte, Meade, Miller, and Pizzitola. See "Compensation Committee Report on Executive Compensation" for a more detailed description of the Compensation Committee's function.

      The Board has not established a standing nominating committee. The Board as a whole operates as a nominating committee. A shareholder's right to nominate individuals for election to the Board is set forth in the Company's Bylaws. Pursuant to the Bylaws, a shareholder must deliver written notice of such shareholder's intent to make such a nomination to, or mail such notice so that it is received by, the Company's Secretary at the Company's principal executive offices not less than 20 days nor more than 130 days prior to the applicable meeting. The Bylaws further require that the written notice set forth (1) as to each person whom the shareholder proposes to nominate (a) such person's name, age, business address and residence address, (b) such person's principal occupation or employment, (c) the class and number of shares of the Company such person beneficially owns, and (d) any other information required by law; and (2) as to the shareholder giving such notice (a) such shareholder's name and address as they appear on the Company's records, (b) the class and number of shares of the Company such shareholder beneficially owns, (c) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at the applicable meeting and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee specified in the notice and any other person or persons (naming such other person or persons) pursuant to which the shareholder will make such nomination or nominations. A copy of the Company's Bylaws will be provided without charge to any shareholder of the Company upon such shareholder's written request to Lesley A. DeAngelo, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489.

      During 1996, the Board held 13 meetings, the Audit and Compliance Committee held 1 meeting, and the Compensation Committee held 4 meetings. During 1996, each director of the Company attended at least 75% of the meetings of the Board and all committees upon which he served.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth as of February 28, 1997, the number of shares of Common Stock beneficially owned by (a) each director, nominee for director and the individual named in the Summary Compensation Table of the Company; and (b) all directors, nominees and executive officers of the Company as a group.

Name of Beneficial           Amount and Nature of          Percent of
Owner                        Beneficial Ownership (1)      Class (2)
Robert D. Morton                   74,505   (3)            2.53%
Walter J. Hushak                   40,282   (4)            1.37%
Anthony S. Pizzitola               33,902   (5)            1.15%
Michael J. Karabin                 31,572   (6)            1.07%
Joseph J. LaPorte                  29,958   (7)            1.02%
Ralph G. Mann                      29,534   (8)            1.00%
Norbert H. Beauchemin              27,005   (9)             *
Andrew J. Meade                    26,628  (10)             *
Frederick E. Kuhr                  25,234  (11)             *
David P. Kelley                    19,491  (12)             *
Dennis J. Stanek                   18,148  (13)             *
Frank R. Miller                    11,776  (14)             *
All directors, nominees and            393,763  (16)       13.39%
executive officers as a
group (13 persons) (15)

*     Less than one percent.

----------------------------------------------
(1) Except as otherwise noted, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name. The Company's directors and principal officers hold options to purchase shares of Common Stock pursuant to the Company's Stock Option Plans. For the purpose of the table, shares subject to those options which may be exercised within the next 60 days ("currently exercisable options") are deemed beneficially owned by the individuals holding such options. Until such time as the options are exercised, no person will have voting or investment power over the shares subject to the options.

(2) For the purpose of computing the percentage of outstanding Common Stock owned by each person named in the table, shares subject to currently exercisable options held by such person pursuant to the Company's Stock Option Plans are deemed to be outstanding.

(3) Includes beneficial ownership of 14,915 shares purchased by Mr. Morton for himself; and 4,230 shares purchased by Mr. Morton's wife over which Mr. Morton has no voting or investment power and of which Mr. Morton disclaims beneficial ownership. Includes 55,360 shares issuable upon the exercise of currently exercisable options.

(4) Includes 13,020 shares issuable upon exercise of currently exercisable options.

(5) Includes beneficial ownership of 11,188 shares purchased by Mr. Pizzitola for himself and 11,174 shares purchased by Mr. Pizzitola's wife over which Mr. Pizzitola has no voting or investment power. Includes 11,540 shares issuable upon the exercise of currently exercisable options.

(6) Includes beneficial ownership of 2,306 shares purchased by Mr. Karabin for himself; 1,285 shares purchased by Mr. Karabin's wife for their daughters over which Mr. Karabin has no voting or investment power; 1,001 shares purchased by Mr. Karabin's wife for their sons over which Mr. Karabin has no voting or investment power; and 16,740 shares purchased by Acme-Monaco Spring Corporation (Profit Sharing), of which Mr. Karabin is President, over which Mr. Karabin has shared voting and investment power. Includes 10,240 shares issuable upon the exercise of currently exercisable options.

(7) Includes 16,738 shares purchased jointly by Mr. LaPorte and his wife over which Mr. LaPorte has shared voting and investment power. Includes 13,220 shares issuable upon exercise of currently exercisable options.

(8) Includes 19,294 shares purchased jointly by Mr. Mann and his wife over which Mr. Mann has shared voting and investment power. Includes 10,240 shares issuable upon the exercise of currently exercisable options.

(9) Includes 1,651 shares purchased by Mr. Beauchemin for himself; 150 shares purchased jointly by Mr. Beauchemin and his sister over which Mr. Beauchemin has shared voting and investment power; 1,648 shares purchased by Mr. Beauchemin's wife over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership; 15,840 shares purchased by Dudzik & Beauchemin, P.C. CPA's Profit Sharing Trust over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership; and 216 shares purchased by Dudzik & Beauchemin, P.C. CPA's over which Mr. Beauchemin has no voting or investment power and of which Mr. Beauchemin disclaims beneficial ownership. Includes 7,500 shares issuable upon exercise of currently exercisable options.

(10) Includes beneficial ownership of 5,798 shares purchased by Mr. Meade for himself; 467 shares purchased by Mr. Meade's wife; 4,941 shares purchased by Mr. Meade for the Meade Trust; and 2,452 shares purchased jointly by Mr. Meade and his wife. Includes 12,970 shares issuable upon the exercise of currently exercisable options.

(11) Includes beneficial ownership of 12,014 shares purchased jointly by Mr. Kuhr and his wife over which Mr. Kuhr has shared voting and investment power. Includes 13,220 shares issuable upon the exercise of currently exercisable options.

(12) Includes 13,220 shares issuable upon exercise of currently exercisable options.

(13) Includes 13,220 shares issuable upon exercise of currently exercisable options.

(14) Includes beneficial ownership of 5,424 shares purchased by Mr. Miller for himself; and 52 shares purchased by Mr. Miller's wife as custodian for an unrelated third party over which Mr. Miller has no voting or investment power and of which Mr. Miller disclaims beneficial ownership. Includes 6,300 shares issuable upon the exercise of currently exercisable options.

(15)  Includes Mr. Priore.

(16) Includes 200,450 shares issuable upon the exercise of currently exercisable options.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file. The Company is not aware of any person or group that owns in excess of five percent of the outstanding Common Stock. See "Principal Shareholders."

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during 1996 all filing requirements applicable to its officers and directors were complied with except that Mr. Kuhr filed two late reports of beneficial ownership on Form 4 regarding two sales of securities.

EXECUTIVE COMPENSATION

      The following tables set forth certain information with respect to Mr. Morton's compensation. Mr. Morton is the Company's chief executive officer and the only officer of the Company whose salary and bonus exceeded $100,000 in 1996. All amounts listed below were paid by the Bank to Mr. Morton in his capacity as the Bank's President and Chief Executive Officer.



                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------
                                    Annual Compensation     Long-Term
                                                           Compensation
                                   --------------------------------------
                                                              Awards
                                                          ---------------
                                                            Securities     All Other
        Name                                                Underlying   Compensation
         and                         Salary      Bonus     Options/SARs       ($)
 Principal Position       Year        ($)         ($)          (#)
---------------------------------------------------------------------------------------
                      -----------------------------------------------------------------
Robert D. Morton,
President                 1996      156,180   30,000 (1)    12,500 (2)     4,946 (3)
                      -----------------------------------------------------------------

                          1995      147,340   26,000 (1)    10,000 (2)    22,655 (4)
                      -----------------------------------------------------------------

                          1994      139,000   25,000 (1)    10,000 (2)     4,620 (5)
---------------------------------------------------------------------------------------


(1)   Consists of cash distributions under the Bank's profit sharing plan.
(2) Consists only of securities underlying options. Neither the Company nor the Bank has any plan pursuant to which Stock Appreciation Rights ("SARs") may be granted to any person.
(3) Includes aggregate contributions of $4,500 made by the Bank to the Bank's savings plan for Mr. Morton's benefit.
(4) Consists of an $18,035 reimbursement by the Bank for relocation expenses and contributions of $4,620 made by the Bank to the Bank's savings plan for Mr. Morton's benefit.
(5) Consists of contributions made by the Bank to the Bank's savings plan for Mr. Morton's benefit.

      Stock Options Granted in 1996.

      The following table sets forth certain information regarding stock options granted to the individual named in the Summary Compensation Table during 1996. In addition, in accordance with the Commission's rules, the table also shows a hypothetical potential realizable value of such options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The assumed rates of growth were selected by the Company for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 1996, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $92.2 million for the Company's common shareholders.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

--------------------------------------------------------------------------------
                                                           Potential Realizable
                    Individual Grants                            Value at
                                                           Assumed Annual Rates
                                                                 of Stock
                                                            Price Appreciation
                                                                For Option
                                                                 Term(2)
--------------------------------------------------------------------------------

                      Percent
                      of Total
                      Options/
          Number of     SARs
         Securities   Granted
         underlying      to
        Options/SARs Employees  Exercise or
           Granted   in Fiscal   Base Price  Expiration       5%         10%
  Name       (#)        Year       ($/Sh)       Date          ($)        ($)
--------------------------------------------------------------------------------
Robert     12,500      16.08      22.32       12/11/06      175,460    444,653
D.
Morton,
President
--------------------------------------------------------------------------------

(1) Neither the Company nor the Bank has any plan pursuant to which SARs may be granted to any person.
(2) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

      Aggregated Option Exercises in 1996 and Option Values at December 31, 1996. The following table sets forth certain information concerning stock option exercises by the individual named in the Summary Compensation Table during 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the closing market price of the Common Stock at December 31, 1996.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                              OPTION/SAR VALUES (1)
--------------------------------------------------------------------------------





                                                                                  Value of
                                               Number of Securities              Unexercised
                Shares                         Underlying Unexercised           in-the-Money
    Name       Acquired                        Options/SARs at Fiscal          Options/SARs at
              on Exercise     Value Realized          Year-End                  Fiscal Year-End
                  (#)            ($)                      (#)                        ($)
                                               Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Robert D.        5,000          87,515              55,360/12,500               691,327/2,250
Morton,
President
--------------------------------------------------------------------------------------------------------

(1)   Mr. Morton does not hold any SARs.

PENSION PLAN

      The Bank maintains a noncontributory defined benefit pension plan that has been qualified under the Internal Revenue Code of 1986, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The pension plan covers full-time employees of the Bank who have attained the age of 21 and have completed at least one year of service with the Bank. In general, the pension plan provides for monthly payments to or on behalf of each covered employee upon such employee's normal retirement date after the later of reaching the age of 65 or the fifth anniversary of the employee's participation in the plan. The plan also provides the option of receiving early retirement benefits, provided that the participant has reached the age of 55 and has at least 10 years of service with the Bank.

      Effective for benefits earned after June 30, 1989, benefit payments to a participant are based upon (i) the employee's number of years of credited service (up to a maximum of 30), (ii) his average cash compensation (excluding bonuses and other special pay) for the 60 consecutive calendar months of highest earnings during the last 120 consecutive calendar months preceding the employee's retirement date, and (iii) his Social Security covered compensation. A participant may choose from a variety of monthly payment options, including payments for the participant's lifetime only, or for the participant's lifetime and the lifetime of his surviving spouse.

      Under the pension plan, the Bank makes an annual contribution for the benefit of eligible employees to meet the funding requirements of the Code and ERISA. Such contributions are computed on an actuarial basis. All of the contributions to and all of the expenses involved in administering the pension plan are paid entirely by the Bank. Although the Bank's employees no longer contribute to the pension plan to help fund their benefits, they have previously made such contributions.

                            SOUTHINGTON SAVINGS BANK
                          DEFINED BENEFIT PENSION PLAN

                             ANNUAL PENSION BENEFITS
                            BASED ON YEARS OF SERVICE
--------------------------------------------------------------------------------
                                     Years of Service
            --------------------------------------------------------------------
 Remuner-
   ation        10         15          20         25          30         35
--------------------------------------------------------------------------------
$ 20,000     $ 3,000     $ 4,500   $ 6,000     $ 7,500    $ 9,000     $ 9,000
--------------------------------------------------------------------------------
  25,000       3,750      5,625      7,500       9,375     11,250      11,250
--------------------------------------------------------------------------------
  35,000       5,731      8,597     11,462     14,328      17,193      17,193
--------------------------------------------------------------------------------
  50,000       8,956     13,434     17,912     22,390      26,868      26,868
--------------------------------------------------------------------------------
  75,000       4,331     21,497     28,662     35,828      42,993      42,993
--------------------------------------------------------------------------------
 100,000      19,706     29,559     39,412     49,265      59,118      59,118
--------------------------------------------------------------------------------
 125,000      25,081     37,622     50,162     62,703      75,243      75,243
--------------------------------------------------------------------------------
 150,000      30,456     45,684     60,912     76,140      91,368      91,368
--------------------------------------------------------------------------------
 175,000      35,831     53,747     71,662     89,578     107,493     107,493
--------------------------------------------------------------------------------
 200,000      41,206     61,809     82,412     103,015    123,618     123,618
--------------------------------------------------------------------------------

The above table reflects the benefit formula that is currently in effect for those earning benefits after June 30, 1989. Effective for benefits earned on and after June 30, 1994, the limit on an individual's compensation is $150,000, with future indexing, under Section 401(a)(17) of the Code. The limits for 1994, 1995 and 1996 was $150,000. The limit for 1997 is indexed at $160,000.

      The pension plan covers a participant's cash compensation (excluding bonuses and other special pay), which is approximately equivalent to the annual compensation reported in the column entitled "Salary" in the "Summary Compensation Table" above. The above table illustrates annual pension benefits for an employee who retired at age 65 in 1996 and elects to have equal payments paid over his lifetime, with no continuation to a spouse. The benefits listed in the table are not subject to a deduction for Social Security or any other offset amount. For the purposes of the pension plan, at June 30, 1996, Mr. Morton had 5 years of service.

SUPPLEMENTAL PENSION PLAN

      Effective January 1, 1996, the Bank adopted a supplemental executive retirement plan ("SERP") for Mr. Morton. Under the terms of the SERP, Mr. Morton will receive a supplemental pension benefit at retirement equal to the excess benefit which would have accrued if the Bank's defined benefit pension plan benefit were calculated without regard to the compensation and benefit limits of Sections 401(a)(17) and 415 of the Code.

      Retirement benefits payable under the SERP may be paid in any form permitted under the Bank's defined benefit pension plan, a lump sum payout, or a fixed number of equal annual installments commencing when Mr. Morton begins receipt of his benefits under the defined benefit pension plan.

      The bank has funded its obligations under the SERP by purchasing a cash surrender value life insurance policy on Mr. Morton.

SAVINGS PLAN

      In 1987, the Bank adopted a contributory defined contribution profit sharing plan that is intended to be qualified under the Code and ERISA, and is further intended to comply with the requirements of Section 401(k) of the Code. The plan covers employees who have attained the age of 21 and have completed at least one year of service with the Bank. Eligible employees may elect to defer from 1% to 15% of their compensation (but, for 1996, not in excess of $9,500) by means of payroll deduction. For employees earning over $60,000, the amount which they may contribute may be further limited in any year to enable the savings plan to meet certain tests imposed by the Code. Participants who work at least 500 hours during a calendar year also receive a Bank matching contribution equal to, in the Bank's discretion, no more than 6% of their compensation for the calendar year. Such participants received Bank matching contributions of 3% of their compensation for 1996. Such participants will receive matching contributions of 3% of their compensation for 1997. Participants are always 100% vested in their contributions and Bank matching contributions.

      Contributed sums are held in trust and invested by the trustee. Participants receive a proportionate share of plan earnings or losses based upon their investment selection and their account balances. Participants may request a loan from their accounts in the plan subject to certain restrictions. Generally, the amount of the loan may not exceed one-half of their interest in the plan. Participants may request a withdrawal of their contributions in certain circumstances. Otherwise, upon a participant's retirement, death, disability or termination of employment, the participant's accounts may be paid out in a lump sum.

EMPLOYMENT AGREEMENT

      The Bank and Robert D. Morton, President and Chief Executive Officer of the Company and the Bank, are parties to a three-year employment agreement, which expires January 1, 2000. The term of the employment agreement extends automatically for one additional year on each January 1, so that there are successive three-year terms of employment, unless 90-days advance notice is given by either party. The agreement provides, among other things, for an annual review of Mr. Morton's salary, for merit increases at the discretion of the Bank Board, and for participation in bonuses and employee benefit plans and fringe benefits which are or may be adopted by the Bank for its executive employees.

      The Bank Board may terminate Mr. Morton's employment agreement at any time with or without cause. If he were terminated without cause, Mr. Morton would be entitled to receive either a monthly payment over the remaining term of the agreement or a lump sum amount equal to Mr. Morton's then current salary for the remaining term of the agreement, discounted by one-half of one percent for each month of the remaining term of the agreement. Such amounts would not be reduced by any compensation which Mr. Morton might receive from new employment. If Mr. Morton's employment is terminated within one year of a change in control of the Company, either involuntarily by action of the Bank or by Mr. Morton, the agreement provides for a lump sum severance payment to Mr. Morton on or before his last day of employment with the Bank equal to three times the highest compensation paid or payable to Mr. Morton with respect to any twelve consecutive month period during the three years ending with the date of Mr. Morton's termination. Severance payments would be reduced by any liability of the Bank for any payments made for termination without cause but not for compensation received for any new employment. The employment agreement also contains a two-year covenant not to compete if Mr. Morton terminates his employment without the consent of the Bank Board or more than one year after a change in control of the Company and/or the Bank.

TRANSACTIONS WITH MANAGEMENT

      Mr. Frederick E. Kuhr, a member of the Board, is President and controlling shareholder of Evergreen Nursery, Inc., which company provides landscaping and snow removal services to the Bank. In 1996, the Bank paid Evergreen Nursery, Inc. $70,217 for such services.

CERTAIN BUSINESS RELATIONSHIPS

      Mr. Dennis J. Stanek, a member of the Board, is a Senior Vice President - Investments of Tucker Anthony Incorporated ("Tucker Anthony"), which firm provides securities brokerage services to the Bank. Mr. Stanek did not receive any portion of the fees paid by the Bank to Tucker Anthony in connection with these services during 1996. Tucker Anthony will continue to perform such services in 1997.

      For information concerning Mr. Kelley's relationship with the Bank, see "Compensation Committee Interlocks and Insider Participation" below.

      In the opinion of management, the services described in this section and under "Transactions With Management" were provided on terms at least as favorable as could be obtained from independent parties. The Company and the Bank expect to continue to use the services of each of the above persons and entities in the future.

INDEBTEDNESS OF MANAGEMENT AND OTHERS

      The Bank has engaged and expects to engage in the future in banking transactions in the ordinary course of business with directors and executive officers of the Company and their associates and members of their respective families. Such transactions are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company provides no cash compensation to its executive officers. Instead, the Bank provides such compensation.

      The Compensation Committee of the Company is responsible for developing the Company's overall compensation philosophy and, together with the Compensation Committee of the Bank, recommending the compensation of the Bank's executive officers. The Compensation Committee's recommendations on executive compensation are presented to the Bank Board and the Board for review and approval.

      The Bank's compensation program is comprised of a base salary, stock options, an annual cash profit sharing program and customary retirement, insurance and vacation benefits.

      In establishing executive compensation, one of the Compensation Committee's primary considerations is its review of industry data from peer group surveys of salary ranges and incentive pay. The Bank's peer group is determined based on company asset size, number of employees and geographical considerations. The Compensation Committee exercises discretion and makes judgments after considering all factors that are relevant to the success of the Bank, including the achievement of objective targets relating to the Bank's management and financial performance. The Compensation Committee considered the following guidelines in establishing Mr. Morton's compensation: overall leadership of the Bank and the Company; development of future strategies for the Bank and the Company; implementation of strategic plans; achievement of performance targets that reflect the continued financial success of the Bank and the Company and overall shareholder value.

      Mr. Morton received an annual merit increase of $8,840 for 1996 (or 6% of his 1995 salary), which positioned him at 96% of the median salary paid to chief executive officers in the Bank's asset size peer group.

      The Compensation Committee establishes a profit sharing pool each year. The size of the pool, which ranges from 0-8% of the Bank's net operating income, is based on an analysis of the Bank's net operating results relative to its peer group as well as the Bank's annual performance in attaining budgeted financial goals. Distributions from the profit sharing pool are determined by grouping grade levels and formulating group payouts against the total pool and then against individual performance. All executives and employees share in the distribution of the pool. The Compensation Committee relies heavily on the same criteria used to recommend salary levels to recommend distributions from the profit sharing pool. Mr. Morton and the Bank's executives are treated as a "group" within the pool distribution and receive a discretionary payout from this pool in line with their performance and level of accountability for the Bank's performance. Each executive's payout is also based on current total cash compensation relative to similar officers at the Bank's peers. Mr. Morton received $30,000 within the first quarter of 1997 based on the Bank's performance during 1996, which amounts to 8.6% of the total pool distributed to all of the Bank's employees.

      Stock options are granted to employees at all levels of the organization. In recommending option grants for 1996, the Compensation Committee reviewed all ownership of options and distributed new options to all officers, based on their grade as well as total past options granted. In 1996, Mr. Morton received options to purchase 12,500 shares of the Company's common stock, representing 16% of the total options distributed to all employees during 1996.

      The Compensation Committee believes that executive compensation levels during fiscal 1997 adequately reflect the Bank's compensation goals, policies and philosophies. Effective for 1997, Mr. Morton's total compensation award reflects the Compensation Committee's judgment based on its evaluation of Mr. Morton's contribution to the Bank's 1996 operating results.

Walter J. Hushak        David P. Kelley               Frank R. Miller
Michael J. Karabin      Joseph L. LaPorte             Anthony S. Pizzitola
                        Andrew J. Meade

                                     * * * *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Hushak, Karabin, Kelley, LaPorte, Meade, Miller and Pizzitola served as members of the Compensation Committee of the Company and the Bank Board during the fiscal year ended December 31, 1996. As part of the Boards' review of the Compensation Committee's recommendations, Mr. Morton participated in the Boards' deliberations concerning executive officer compensation. Mr. Morton did not participate in any such deliberations relating to his own compensation.

      Mr. Kelley is a partner of the law firm of Kelley, Crispino & Kania. He received a retainer of $15,000 for acting as Bank Counsel in 1996. In 1996, the Bank paid Kelley, Crispino & Kania fees for additional legal representation on various matters. Mr. Kelley will receive a $17,000 retainer for acting as Bank counsel in 1997. Kelley, Crispino & Kania continues to represent the Bank on various legal matters.

      Mr. Morton is the President of the Company and President and Chief Executive Officer of the Bank.

COMPENSATION OF DIRECTORS

      The directors of the Company are also directors of the Bank. In 1996, each director of the Bank, other then the President, received a fee of $350 for attendance at each regular meeting of the Bank Board, $500 for attendance at each director/officer seminar, and $300 for attendance at each meeting of a committee of the Bank Board. Company board and committee meetings normally immediately follow Bank meetings, and directors receive no additional compensation for their services at such meetings. When a Company meeting does not occur on the same day as a Bank meeting, the Company pays non-officer directors for each meeting based upon the same rate schedule in effect for the Bank.

      In addition to his fees for attendance at Bank Board and committee meetings, the Bank in 1996 also paid Walter J. Hushak $15,000 for services rendered as Bank Chairman.

      Directors who are not employees of the Company may participate in the 1993 Stock Option Plan (the "1993 Plan") and be awarded non-qualified stock options ("NQSO's"). The 1993 Plan provides that the Stock Option Committee of the Board (the "Option Committee") may grant NQSO's to directors who are not members of the Option Committee from time to time, in such amounts and on such conditions as the Option Committee may determine. However, the exercise price of these NQSO's may never be less than the fair market value of the underlying Common Stock on the date the NQSO's are granted.

      The 1993 Plan also provides for grants of NQSO's to members of the Option Committee. Under the 1993 Plan, Option Committee members receive NQSO's to purchase 250 shares of Common Stock on each December 1. Such options become exercisable six months after the grant date and are exercisable for a period of ten years following the grant date. The exercise price for Option Committee members' NQSO's is the average of the highest and lowest price at which the Common Stock is traded on the Nasdaq National Market tier of The Nasdaq Stock Market on the grant date, or the most immediately preceding business day if December 1 is not a business day.

      Pursuant to the 1993 Plan, on December 1, 1996, Messrs. Karabin, Mann and Meade were each granted NQSO's to purchase 250 shares of Common Stock at an exercise price of $22.88 per share. These options become exercisable on June 1, 1997 and expire on December 1, 2006. Also pursuant to the 1993 Plan, on December 11, 1996, Messrs. Beauchemin, Hushak, Kelley, Kuhr, LaPorte, Miller, Pizzitola and Stanek were each granted NQSO's to purchase 5,000 shares of Common Stock at an exercise price of $22.32 per share. These options are currently exercisable and expire on December 11, 2006.

      If Proposal Number Two is approved at the Meeting, directors will participate in the 1997 Stock Option Plan as described below under "Proposal Two," and the remaining options available for grant under the 1993 Plan will be canceled. Outstanding options under the 1993 Plan will not be affected by such cancellation.

SHAREHOLDER RETURN PRESENTATION

      The following graph compares the change in the Company's cumulative total return on its Common Stock to (a) the change in the cumulative total return on the stocks included in the Standard and Poor's 500 Index and (b) the change in the cumulative total return on the stocks included in the Keefe, Bruyette & Woods, Inc. New England Bank Index assuming an investment of $100 made on December 31, 1991, in the Bank, the Company's sole subsidiary, and comparing relative values on December 31, 1996. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. Note that the Common Stock price performance shown below should not be viewed as being indicative of future performance.

                           Bancorp Connecticut, Inc.
                          Keefe, Bruyette Woods, Inc.

                         Performance Graph Plot Points


                                             KBW New
                                S&P 500      England      BKCT
                Date             INDEX     Bank Index    Indexed
                ----             -----     ----------    -------

                12/31/91         100.00      100.00      100.00
                12/31/92         107.61      175.64      230.28
                12/31/93         118.39      234.48      396.14
                12/31/94         119.99      236.05      394.56
                12/31/95         164.92      368.43      562.80
                12/31/96         202.69      508.88      886.36

      THE ELECTION OF EACH NOMINEE REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES PRESENT OR REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES.


                               PROPOSAL NUMBER TWO

                APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN

      The Board recommends the presentation at the Meeting of a proposal to approve the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of qualified and nonqualified stock options to key employees and directors of the Company and its subsidiaries. A copy of the 1997 Plan is attached as Exhibit A to this Proxy Statement. The material features of the 1997 Plan are summarized below. This summary is qualified in its entirety by reference to the terms of the 1997 Plan set forth as Exhibit A.

PURPOSE

      The purpose of the 1997 Plan is to provide an incentive to key employees and directors of the Company and the Bank who are in a position to contribute materially to the long term success of the Company and/or the Bank, to increase such persons' interest in the Company's and the Bank's welfare and to aid in attracting and retaining individuals with outstanding ability. The 1997 Plan provides that 303,810 shares of Common Stock are authorized to be issued under stock options. Neither (i) the amount of benefits that will be received by or allocated to any person under the 1997 Plan nor (ii) the amount of benefits that would have been received by or allocated to any person for the year ended December 31, 1996 if the 1997 Plan had been in effect is determinable.

      As of March 7, 1997, options were available to be granted on 3,810 shares under the 1993 Plan (which is described earlier in this Proxy Statement). If the 1997 Plan is approved by the shareholders, all options which remain available for grant under the 1993 Plan will be canceled. Outstanding options under the 1993 Plan will not be affected by such cancellation.

      The adoption of the 1997 Plan is recommended at this time in order to make available additional stock options for use in compensating key employees and directors of the Company and its subsidiaries.

ADMINISTRATION

      The 1997 Plan will be administered by the Board.

ELIGIBILITY

      The 1997 Plan provides for grants to key employees (including officers) of the Company and its subsidiaries (including the Bank) of "incentive stock options" within the meaning of Section 422 of the Code and for grants of nonqualified options to key employees and directors of the Company and its subsidiaries. The Board has the authority to determine the persons to whom options will be granted, the number of shares to be subject to each option, whether options will be incentive or nonqualified, and the manner of exercise. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by a key employee or director may not exceed $100,000. Currently, approximately 140 persons are eligible to participate in the 1997 Plan.

TERMS OF OPTIONS

      Each option will be evidenced by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below, but specific terms may vary:

      (i) Exercise of the Option. The Board determines when options granted under the 1997 Plan may be exercised. An option is exercised by giving written notice to the Company specifying the number of shares to be purchased and tendering payment of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of shares of Common Stock held at the time the option is exercised, or any combination thereof. In addition, the applicable option agreements permit nonqualified options to be exercised by surrendering part of the net value of the options, resulting in the holder's receipt of a number of shares less than the number of shares subject to the option agreement without the payment of cash or the surrender of other shares of stock. This provision is commonly known as a "net exercise" or "cashless exercise" provision. An option may not be exercised for a fraction of a share.

      (ii) Option Price. Incentive stock options may not be granted at an exercise price less than the fair market value of the Company's Common Stock on the date of grant (or 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). Nonqualified stock options may not be granted at an exercise price less than the fair market value of the Company's Common Stock on the date of grant. The closing price of the Company's Common Stock on the Nasdaq National Market tier of The Nasdaq Stock Market on March 20, 1997 was $23.625.

      (iii) Termination of Employment. If the optionee's employment with the Company or with a subsidiary of the Company is terminated, the term of any then outstanding option held by such optionee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment (twelve months in the case of termination due to disability). Such option will only be exercisable to the extent it was exercisable as of the last day of such optionee's employment. The representative of a deceased optionee's estate or beneficiaries thereof to whom the option has been transferred shall have the right during the twelve month period following the death or, if earlier, the remaining term of the option, to exercise any then outstanding option in whole or in part.

      (iv) Termination of Options. All options expire not more than ten years from the date of grant or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company.

      (v) Nontransferability of Options. An option granted under the 1997 Plan is exercisable, during the optionee's lifetime, only by the optionee or the optionee's conservator and is not transferable except by will or by the laws of descent and distribution.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      If the Company's capitalization changes by reason of split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any other capital adjustment, the Board shall make an adjustment to the options outstanding under the 1997 Plan in an equitable manner.

AMENDMENT AND TERMINATION

      The Board may at any time alter, amend, suspend, discontinue or terminate the 1997 Plan, provided that such action does not adversely affect the rights of the optionees to options previously granted, and no amendment, without the approval of the shareholders, shall increase the maximum number of shares which may be awarded under the 1997 Plan in the aggregate, or modify the purchase price of shares under the 1997 Plan or modify the eligibility requirements for participation in the 1997 Plan.
In any event, the 1997 Plan will terminate in 2007.

FEDERAL INCOME TAX INFORMATION

      Options granted under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonqualified options.

      If an option granted under the 1997 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction for federal income tax purposes in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped a 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

      All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the then fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

      The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

      The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1997 Plan and does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

      THE APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN.


                              PROPOSAL NUMBER THREE

           RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.
                       AS INDEPENDENT ACCOUNTANTS FOR THE
                      FISCAL YEAR ENDING DECEMBER 31, 1997

      The Board has entered into an agreement with Coopers & Lybrand L.L.P., independent certified public accountants, to be the Company's independent accountants for the fiscal year ending December 31, 1997, subject to ratification by the Company's shareholders. Coopers & Lybrand L.L.P. have been the Company's independent certified public accountants since the Company's formation on March 31, 1994, and the Bank's independent certified public accountants since August, 1993. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. Unless otherwise directed, proxies will be voted in favor of ratification of the appointment of Coopers & Lybrand L.L.P.

      THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS MUST BE RATIFIED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                              SHAREHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 1998 annual meeting, any proposal by a record holder of Common Stock must be received by the Company at its principal executive offices located at 121 Main Street, Southington, Connecticut 06489 on or before December 10, 1997. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934.

                                  SOLICITATION

      The Company will bear all costs and expenses associated with soliciting management proxies. In addition to the use of the mails, proxies may be solicited by the directors, officers and regular employees of the Company and/or the Bank by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK ON THE RECORD DATE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO LESLEY A. DEANGELO, BANCORP CONNECTICUT, INC., 121 MAIN STREET, SOUTHINGTON, CONNECTICUT 06489.

Southington, Connecticut
April 9, 1997

                                                                       Exhibit A

                            BANCORP CONNECTICUT, INC.
                             1997 STOCK OPTION PLAN


                    I.  ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of the Bancorp Connecticut, Inc. 1997 Stock Option Plan is to provide an incentive to key Employees and Directors of Bancorp Connecticut, Inc. (the "Corporation") and its subsidiaries, including Southington Savings Bank (the "Bank"), who are in a position to contribute materially to the long-term success of the Corporation and the Bank, to increase their interest in the Corporation's and Bank's welfare, and to aid in attracting and retaining employees of outstanding ability.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

      (a) "Bank" shall mean Southington Savings Bank, a Connecticut stock savings bank.

      (b)   "Board" shall mean the Board of Directors of the Corporation.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

      (d) "Corporation" shall mean Bancorp Connecticut, Inc., a Delaware corporation.

      (e)   "Directors" shall mean members of the Board.

      (f) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

      (g) "Employee" shall mean any common law employee, including officers, of the Corporation or the Bank as determined under the Code and the Treasury Regulations thereunder.

      (h) "Fair Market Value" on any day shall mean (i) the closing price for one share of Stock or (ii) the average of the highest reported bid and lowest reported asked price for one share of Stock as furnished by The Nasdaq Stock Market or a similar organization, in each case on such day. For example, if the highest reported bid were $8 per share and the lowest reported asked price were $10 per share, the Fair Market Value would be $9 per share.

      (i) "Grantee" shall mean an Employee or Director granted a Stock Option under this Plan.

      (j) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

      (k) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

      (l) "Plan" shall mean the Bancorp Connecticut, Inc. 1997 Stock Option Plan as set forth herein and as amended from time to time.

      (m) "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

      (n) "Stock Option" shall mean an option granted pursuant to this Plan to purchase shares of Stock.

      (o) "Ten Percent Shareholder" shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Corporation or of its parent or subsidiary corporation.

3. Shares of Stock Subject to this Plan. Subject to the provisions of Section 2 of Part IV, the Stock which may be issued or transferred pursuant to Stock Options granted under this Plan and the Stock which is subject to outstanding but unexercised Stock Options under this Plan shall not exceed 303,810 shares in the aggregate. If a Stock Option shall expire or terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options. There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. Administration of this Plan. This Plan shall be administered by the Board. Subject to the express provisions of this Plan, the Board shall have authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of this Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Board.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under this Plan in the aggregate, or modify the purchase price of shares under this Plan or the eligibility requirements for participation in this Plan.

6. Effective Date and Duration of this Plan. Subject to the approval of the stockholders of the Corporation on or before such date, this Plan shall become effective on May 15, 1997. This Plan shall terminate at the close of business on May 14, 2007 and no Stock Option may be granted under this Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

                           II. INCENTIVE STOCK OPTIONS

1.    Granting of Incentive Stock Options.

      (a) Only Employees shall be eligible to receive Incentive Stock Options under this Plan.

      (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

      (c) No Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

      (d) The Board shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares of Stock subject to each Incentive Stock Option.

      (e) The Board, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board or necessary to qualify its grants under the provisions of Section 422 of the Code.

      (f) The Board may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options, whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Stock Options. The exercise price of the new Incentive Stock Options may be established by the Board without regard to the existing Incentive Stock Options or other options.

      (g) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all such plans of the Corporation and the Bank and any parent or subsidiary corporation of either) shall not exceed $100,000. To the extent that such $100,000 limit shall be exceeded in any calendar year, any such Stock Options exercisable for the first time in excess of such limitation shall be treated as Non-Qualified Stock Options.

2. Exercise of Incentive Stock Options. The exercise price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order,

(ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Corporation may determine.

3.    Termination of Employment.

      (a) If a Grantee's employment is terminated other than by Disability or death, the term(s) of any then outstanding Incentive Stock Option(s) held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or
            (ii) three months after such termination of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

      (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the Grantee's last date of employment, and such Incentive Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

      (c) If a Grantee's employment is terminated by reason of death, the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Option has been transferred shall have the right, during the period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the date of the Grantee's death, to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of the Grantee's estate or beneficiaries thereof to whom the Incentive Stock Options have been transferred shall have the right to exercise such Incentive Stock Options in whole or in part until such Incentive Stock Options expire.


                        III. NON-QUALIFIED STOCK OPTIONS

1.    Granting of Non-Qualified Stock Options.

      (a) Employees shall be eligible to receive Non-Qualified Stock Options under this Plan. Directors who are not also Employees shall also be eligible to receive Non-Qualified Stock Options.

      (b) The purchase price of each share of Stock subject to a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Non-Qualified Stock Option is granted.

      (c) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such Non-Qualified Stock Option is granted.

      (d) The Board shall determine and designate from time to time those Employees and Directors who are to be granted Non-Qualified Stock Options and specify the number of shares of Stock subject to each Non-Qualified Stock Option.

      (e) The Board, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Board may make such other provisions as may appear generally acceptable or desirable to the Board.

      (f) The Board may grant at any time new Non-Qualified Stock Options to an Employee or Director who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

2. Exercise of Non-Qualified Stock Options. The exercise price of a Non-Qualified Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Corporation may determine. In addition, payment may be made by surrender of shares of Stock issuable upon the exercise of the Non-Qualified Stock Option. If a Grantee elects this method of payment, the number of shares of Stock issuable upon the exercise of the Non-Qualified Stock Option shall be computed in accordance with the following formula:

                                X =  Y(A-B)
                                       A

      The following definitions apply:

          X shall mean the number of shares of Stock to be issue
          Y shall mean the number of Non-Qualified Stock Options to be exercised A shall mean the Fair Market Value of a share of Stock on the date of exercise
          B shall mean the per share exercise price for the Non-Qualified Stock
            Options to be exercised

3.    Termination of Employment/Cessation of Directorship.

      (a) If a Grantee's employment is terminated or a Director Grantee ceases to be a Director (other than by Disability or death), the term(s) of any then outstanding Non-Qualified Stock Option(s) held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) three months after such termination of employment or cessation of being a Director, and such Non-Qualified

            Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director.

      (b) If a Grantee's employment is terminated by reason of Disability or a Director Grantee ceases to be a Director by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the Grantee's last date of employment or cessation of being a Director, and such Non-Qualified Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director.

      (c) If a Grantee's employment is terminated by reason of death or a Director Grantee ceases to be a Director by reason of death, the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Option has been transferred shall have the right, during the period ending on the earlier of (i) the date established by the Board at the time of grant or (ii) twelve months after the date of the Grantee's death, to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of the Grantee's estate or beneficiaries thereof to whom the Non-Qualified Stock Options have been transferred shall have the right to exercise such Non-Qualified Stock Options in whole or in part until such Non-Qualified Stock Options expire.


                             IV. GENERAL PROVISIONS

1. Substitution of Options. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Board may, in accordance with the provisions of such
Section 424, substitute Stock Options under this Plan for stock options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares subject to the new Stock Options immediately after the substitution over the aggregate exercise price of such Stock Options is not more than the similar excess immediately before such substitution and
(ii) the new Stock Option does not give the Employee or Director additional benefits, including without limitation any extension of the exercise period.

2.    Adjustment Provisions.

      (a) If a dividend shall be declared upon the Stock payable in shares of the Corporation's common stock, the number of shares of Stock then subject to any Stock Option outstanding under this Plan and the number of shares reserved for the grant of Stock Options pursuant to this Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the stockholders of the Corporation entitled to receive such share dividend.

      (b) If the shares of Stock outstanding are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, split-up, reverse stock split, combination of shares, merger, or consolidation, then there shall be substituted for each share of Stock subject to any such Stock Option and for each share of Stock reserved for the grant of Stock Options pursuant to this Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each such share shall have been exchanged.

      (c)   If there shall be any change, other than as specified above in this
            Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options pursuant to this Plan and of the shares then subject to Stock Options, such adjustment shall be made by the Board and shall be effective and binding for all purposes of this Plan and of each Stock Option outstanding thereunder.

      (d) In the case of any such substitution or adjustment as provided for in this Section 2, the exercise price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the exercise price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this
            Section 2, and such exercise price per share shall be adjusted accordingly.

      (e) No adjustment or substitution provided for in this Section 2 shall require the Corporation to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

      (f) Upon any adjustment made pursuant to this Section 2 the Corporation will, upon request, deliver to the Grantee a certificate setting forth the exercise price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3.    General.

      (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Board shall approve.

      (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation or any of it subsidiaries, and all Employees shall remain subject to discharge to the same extent as if this Plan were not in effect.

      (c) No Grantee, and no beneficiary or other person claiming under or through such Grantee, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of this Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

      (d) No right under this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or the Grantee's conservator.

      (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

            (i) The effectiveness of any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

            (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

            (iii) Each stock certificate issued pursuant to a Stock Option shall bear the following legend:

                  "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Bancorp Connecticut, Inc. 1997 Stock Option Plan, and an Agreement between the registered owner of such Stock and Bancorp Connecticut, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Bancorp Connecticut, Inc."

      (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. If such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

      (g) In the case of a grant of a Stock Option to any Employee of a subsidiary of the Corporation, the Corporation may, if the Board so directs, issue or transfer the shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Board may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option specified by the Board pursuant to the provisions of this Plan. For purposes of this Section 3(g), a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

      (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

      (i) The grant or exercise of Stock Options granted under this Plan shall be subject to, and shall in all respects comply with, applicable Connecticut law relating to such grant or exercise, or to the number of shares which may be beneficially owned or held by any Grantee.

                            BANCORP CONNECTICUT, INC.
                                 121 Main Street
                         Southington, Connecticut 06489

                  Proxy for the Annual Meeting of Shareholders
                     to be held at 2:00 p.m. on May 14, 1997
      Elks Club of Southington, 114 Main Street, Southington, Connecticut

           The undersigned hereby appoints Anthony Priore, Jr., Secretary and Treasurer, and Stephan M. Settino, or any of them, attorneys and proxies for the undersigned with power of substitution, to act and to vote, with the same force and effect as the undersigned, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bancorp Connecticut, Inc. to be held on May 14, 1997, and any and all adjournments thereof.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           Please mark, sign and date your proxy on the reverse side.

[X] Please mark your                                                     |
    votes as in this                                                     |
    example.                                                             ----


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE BELOW PROPOSALS.

                                       WITHHOLD AUTHORITY
                          FOR          FOR ALL NOMINEES

Proposal 1.               [ ]                [ ]
  Election of
  Directors for a
  three year
  term expiring in 2000:

  Andrew J. Meade, Frank R. Miller, Robert D. Morton, Dennis J. Stanek

  TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S). Write individual nominee(s) name(s) below.

--------------------------------------------------------------------------------


                                                          FOR  AGAINST  ABSTAIN
Proposal 2. Approval of the 1997 Stock Option Plan        [ ]    [ ]       [ ]

Proposal 3. Ratification of the appointment of            [ ]    [ ]       [ ]
  Coopers & Lybrand LLP as independent
  accountants.

Such persons (or their substitutes) are directed to vote as indicated in this proxy and are authorized to vote in their discretion upon any other business which properly comes before the meeting or any adjournment thereof.

IF NO CHOICE IS SPECIFIED, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES, PROPOSAL 2 AND PROPOSAL 3.

Please sign and date this proxy and promptly return it in the envelope provided.


                                            I WILL ATTEND THE ANNUAL MEETING [ ]

Signature(s)___________________________________________ Date___________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.